Exhibit 4(c)

                Replacement Capital Covenant, dated September 18, 2007 (this "Replacement Capital Covenant"), by FPL Group Capital Inc, a Florida corporation (together with its successors and assigns, the "Corporation"), and FPL Group, Inc., a Florida corporation (together with its successors and assigns, the "Guarantor"), in favor of and for the benefit of each Covered Debtholder (as defined below).

Recitals

                A.     On September 17, 2007, the Corporation issued $250,000,000 aggregate principal amount of its Series D Junior Subordinated Debentures due 2067 (including any such junior subordinated debentures issued after September 17, 2007 that may be consolidated and form a single series with such junior subordinated debentures issued on September 17, 2007, the "Series D Subordinated Debentures") and on the date hereof, the Corporation is issuing $350,000,000 aggregate principal amount of its Series E Junior Subordinated Debentures due 2067 (including any such junior subordinated debentures issued after the date hereof that may be consolidated and form a single series with such junior subordinated debentures issued on the date hereof, the "Series E Subordinated Debentures", and together with the Series D Subordinated Debentures, the "Subordinated Debentures"), which Subordinated Debentures were issued pursuant to, and fully and unconditionally guaranteed (the "Guarantee") by the Guarantor in accordance with, the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006, among the Corporation, the Guarantor, and The Bank of New York, as trustee, as supplemented by the Officer's Certificates (the "Subordinated Indenture").

                B.     This Replacement Capital Covenant is the "Replacement Capital Covenant" referred to in the Prospectus Supplement, dated September 10, 2007, relating to the Series D Subordinated Debentures and in the Prospectus Supplement, dated September 11, 2007, relating to the Series E Subordinated Debentures.

                C.     The Corporation and the Guarantor, in entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below, are doing so with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation and the Guarantor be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

                D.     The Corporation and the Guarantor acknowledge that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and the Guarantor and that, were the Corporation or the Guarantor to disregard their respective covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

NOW, THEREFORE, the Corporation and the Guarantor hereby covenant and agree as follows in favor of and for the benefit of each Covered Debtholder.
SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

                SECTION 2.    Limitations on Redemption, Defeasance or Purchase of Subordinated Debentures. The Corporation and the Guarantor hereby promise and covenant to and for the benefit of each Covered Debtholder that the Corporation shall not redeem or purchase, or satisfy, discharge or defease any portion of the principal amount of the Subordinated Debentures through the deposit of money and/or U.S. government obligations, as contemplated by Article Seven of the Indenture (such satisfaction, discharge or defeasance herein referred to as "defeasance"), the Guarantor shall not purchase, and the Corporation and the Guarantor shall cause their majority-owned Subsidiaries not to purchase, all or any part of the Subordinated Debentures on or before the Termination Date except to the extent that the principal amount defeased or the applicable redemption or purchase price does not exceed the sum of the following amounts raised through the issuance of Replacement Capital Securities:

        (i)  the Applicable Percentage of (x) the aggregate amount of the net cash proceeds received by the Parent and/or the Corporation from the sale of Common Stock and Rights to acquire Common Stock, and (y) the Market Value of any Common Stock that has been issued in connection with the conversion into or exchange for Common Stock of any convertible or exchangeable securities, other than, in the case of (y), convertible or exchangeable securities for which the Parent and/or the Corporation or any of their Subsidiaries has received equity credit from any NRSRO; plus

        (ii)  100% of the aggregate amount of net cash proceeds received by the Parent and/or the Corporation and their Subsidiaries from the sale of Replacement Capital Securities (other than the securities set forth in clause (i) above);

in each case, to Persons other than the Parent and/or the Corporation and their Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period); provided that the limitations in this Section 2 shall not restrict the repayment, redemption or other acquisition of any Subordinated Debentures that have been previously defeased or purchased in accordance with this Replacement Capital Covenant.

        In the event that the Corporation redeems, purchases or defeases the Subordinated Debentures and the Parent issues Replacement Capital Securities for purposes of this Section 2, the Parent shall contribute the net cash proceeds from the issuance of the Replacement Capital Securities to the extent necessary in order to enable the Corporation to redeem, purchase or defease the Subordinated Debentures prior to the applicable redemption, defeasance or purchase date in exchange for a security or securities from the Corporation which would qualify as Replacement Capital Securities. For the avoidance of doubt, in the event that the Parent issues Replacement Capital Securities for purposes of this Section 2 in connection with the purchase by the Parent of Subordinated Debentures, the Parent shall not be required to contribute the net cash proceeds from the issuance of the Replacement Capital Securities to the Corporation.

SECTION 3. Covered Debt. (a) The Corporation and the Guarantor represent and warrant that the Initial Covered Debt is Eligible Debt.

                (b)    (i)  On, or during the 30-day period immediately preceding, any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on the related Redesignation Date in accordance with the following procedures:

(A) the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

                (B)     if only one series of the Corporation's then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

                (C)    if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify a specific series that has the latest stated final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt commencing on the related Redesignation Date;

                (D)    if the Corporation has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, but the Guarantor has only one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

                (E)    if the Corporation has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, but the Guarantor has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify a specific series that has a stated final maturity date that is at least three years after the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt commencing on the related Redesignation Date;

                (F)    the series of outstanding long-term indebtedness for money borrowed that is determined to be the Covered Debt pursuant to clause (B), (C), (D) or (E) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

(G) in connection with such identification of a new series of the Covered Debt, notice shall be given as provided for in Section 3(d) within the time frame provided for in such section.

                (c)    Notwithstanding any other provisions of this Replacement Capital Covenant, (i) if a series of Eligible Senior Debt of the Corporation has become the Covered Debt in accordance with Section 3(b), on the date on which the Corporation issues a new series of Eligible Subordinated Debt, then immediately upon such issuance such series shall become the Covered Debt and the applicable series of Eligible Senior Debt shall cease to be the Covered Debt, (ii) unless clause (iii) is applicable, if a series of Eligible Senior Debt of the Guarantor has become the Covered Debt in accordance with Section 3(b), on the date on which the Guarantor issues a new series of Eligible Subordinated Debt, then immediately upon such issuance such series shall become the Covered Debt and the applicable series of Eligible Senior Debt shall cease to be the Covered Debt and (iii) if a series of Eligible Debt of the Guarantor has become the Covered Debt in accordance with Section 3(b), on the date on which the Corporation issues a new series of Eligible Debt, then immediately upon such issuance such series shall become the Covered Debt and the applicable series of Eligible Debt shall cease to be the Covered Debt.

                (d)    In order to give effect to the intent of the Corporation and the Guarantor described in Recital C, the Corporation and the Guarantor covenant that (i) simultaneously with the execution of this Replacement Capital Covenant, or as soon as practicable after the date hereof, (A) notice shall be given to the Holders of the Initial Covered Debt, in the manner provided in the indenture or other instrument under which such Initial Covered Debt was issued, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (B) the Guarantor shall file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Form 8-K; (ii) so long as the Parent is a reporting company under the Securities Exchange Act (or the Corporation if it becomes a reporting company under the Securities Exchange Act), the Parent or the Corporation, as applicable, will include or cause to be included in each Form 10-K filed with the Commission by the Parent or the Corporation, as applicable, a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the Guarantor's or the Corporation's long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, notice of such occurrence will be given within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued and the Parent or the Corporation, as applicable, shall report such change in a Form 8-K, which must include or incorporate by reference the Replacement Capital Covenant, and, if reported in a Form 8-K, also in the next Form 10-Q or Form 10-K, as applicable, of the Parent or the Corporation, as applicable; (iv) upon succession of any new entity as the Corporation or the Guarantor hereunder as a result of a merger, consolidation, statutory share exchange, sale, lease or transfer of all or substantially all of the assets or other business combination of the Corporation or the Guarantor as it existed prior thereto, notice of such occurrence shall be given within 30 days to the holders of the Covered Debt in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued, and the Parent (or the Corporation if it becomes a reporting company under the Securities Exchange Act), shall report such change in a Form 8-K, which must include or incorporate by reference this Replacement Capital Covenant, and, if reported in a Form 8-K, also in the next Form 10-Q or Form 10-K, as applicable, of the Parent or the Corporation, as applicable; (v) if, and only if, neither the Parent nor the Corporation is a reporting company under the Securities Exchange Act, the Corporation will (A) post on its website (or the Parent's website if the Corporation does not maintain a website at that time) (in each case, or on any other similar electronic platform generally available to the public) the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii), (iii) and (iv) above; and (B) cause a notice of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Initial Covered Debt or any successor Bloomberg screen or, if none, a similar third-party vendor's screen the Corporation reasonably believes is appropriate (each an "Investor Screen") and cause a hyperlink of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and (vi) promptly upon the request of any Holder of Covered Debt, such Holder will be provided with a conformed copy of this Replacement Capital Covenant.

                SECTION 4.    Termination and Amendment.  (a)  The obligations of the Corporation and the Guarantor pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the "Termination Date") to occur of (i) September 1, 2037, or if earlier, the date on which the Subordinated Debentures are otherwise paid, redeemed, defeased or purchased in full (in compliance with the terms of Section 2 of this Replacement Capital Covenant), (ii) the date, if any, on which the Holders of at least a majority of the outstanding principal amount of the then effective Covered Debt consent or agree in writing to the termination of the obligations of the Corporation and the Guarantor hereunder, (iii) the date on which neither the Corporation nor the Guarantor has any Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (ii) of the definition of each such term) and (iv) the date on which the Subordinated Debentures are accelerated as a result of an event of default under the Subordinated Indenture. From and after the Termination Date, the obligations of the Corporation and the Guarantor pursuant to this Replacement Capital Covenant shall be of no further force and effect with respect to the Holders, or otherwise.

                (b)    This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation and the Guarantor with the consent of the Holders of at least a majority of the outstanding principal amount of the then effective Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation and the Guarantor (and without the consent of the Holders) if any of the following apply: (i) such amendment or supplement eliminates Common Stock, Rights to acquire Common Stock, Common Equity Units and/or Mandatorily Convertible Preferred Stock as Replacement Capital Securities, if, in the case of this clause, after the date of this Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate Common Stock, Rights to acquire Common Stock, Common Equity Units and/or Mandatorily Convertible Preferred Stock as Replacement Capital Securities would result in a reduction in the Corporation's or the Guarantor's earnings per share as calculated in accordance with generally accepted accounting principles in the United States ("EPS"), or the Corporation or the Guarantor otherwise have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to eliminate such securities as Replacement Capital Securities would result in a reduction of the Corporation's or the Guarantor's EPS, (ii) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of (x) the Corporation to redeem, purchase or defease Subordinated Debentures or (y) the Guarantor or any majority-owned Subsidiary of either the Corporation or the Guarantor to purchase Subordinated Debentures, and in each case an officer of the Corporation has delivered to the Holders of the then effective Covered Debt in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued a written certificate to that effect, (iii) such amendment or supplement extends the date specified in Section 4(a)(i), the Stepdown Date or both, or (iv) such amendment or supplement is not adverse to the rights of the Holders of the then effective Covered Debt and an officer of the Corporation has delivered to the Holders of the then effective Covered Debt in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the rights of the Holders of the then effective Covered Debt. For the avoidance of doubt, an amendment or supplement that adds new types of Replacement Capital Securities or modifies the requirements of the Replacement Capital Securities described herein would not be adverse to the rights of the Holders of Covered Debt if, following such amendment or supplement, this Replacement Capital Covenant would satisfy the definition of Explicit Replacement Covenant.

                (c)    For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement this Replacement Capital Covenant or the obligations of the Corporation and the Guarantor hereunder shall be the Holders of the then effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation and the Guarantor propose that such termination, amendment or supplement becomes effective.

SECTION 5. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

                (b)    This Replacement Capital Covenant shall be binding upon the Corporation (and its successors and assigns) and the Guarantor (and its successors and assigns) and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Corporation and the Guarantor that any Person who is a Covered Debtholder shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation or the Guarantor has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person's rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). The Corporation and the Guarantor agree that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against the Corporation as though such holder owned the Covered Debt directly, and the holders of such trust securities shall be deemed Holders of Covered Debt for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder. Other than the Covered Debtholders as provided in the two previous sentences, no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third party beneficiary of this Replacement Capital Covenant. In particular, no holder of the Subordinated Debentures is a third party beneficiary of this Replacement Capital, it being understood that such holders may have rights under the Subordinated Indenture.

                (c)    All demands, notices, requests and other communications to the Corporation or the Guarantor under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation or the Guarantor, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day) or (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation or the Guarantor by a national or international courier service, on the date of receipt by the Corporation or the Guarantor (or, if such date of receipt is not a Business Day, the next succeeding Business Day), and in each case to the Corporation or the Guarantor at their respective addresses set forth below, or at such other address as may thereafter be listed as the principal executive offices of the Guarantor, the Corporation or its Parent (if the address of the Corporation is not listed) in the then most recently filed Form 10-K or Form 10-Q of the Parent, Guarantor or Corporation, as applicable, or as may thereafter be posted on the Corporation's or the Guarantor's website (or the Parent's website if the Corporation and the Guarantor do not maintain a website at that time) as the address for notices under this Replacement Capital Covenant:

FPL Group Capital Inc Attention: Treasurer 700 Universe Boulevard Juno Beach, Florida 33408 FPL Group, Inc. Attention: Treasurer 700 Universe Boulevard Juno Beach, Florida 33408
IN WITNESS WHEREOF, the Corporation and the Guarantor have caused this Replacement Capital Covenant to be executed by a duly authorized officer as of the day and year first above written.
FPL GROUP CAPITAL INC
By:	/s/ Robert Steven Schauer

Name: Robert Steven Schauer Title: Assistant Treasurer
FPL GROUP, INC.
By:	/s/ Robert Steven Schauer

Name: Robert Steven Schauer Title: Assistant Treasurer

Schedule I
Definitions

                "Alternative Payment Mechanism" means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents that require the issuer thereof to issue (or use Commercially Reasonable Efforts to issue), in its sole discretion, one or more types of APM Qualifying Securities raising "eligible proceeds" (as defined in (a) below) at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which such issuer pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

                (a)    define "eligible proceeds" to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuance or sale) that such issuer has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities to Persons other than the Parent and/or the Corporation and their Subsidiaries, up to the Preferred Cap (as defined in (e) below) in the case of APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock;

                (b)    permit such issuer to pay current Distributions on any Distribution Date out of any source of funds but (x) require such issuer to pay deferred Distributions only out of eligible proceeds and (y) prohibit such issuer from paying deferred Distributions out of any source of funds other than eligible proceeds;

                (c)    if deferral of Distributions continues for more than one year (or such shorter period as may be provided for in the terms of such securities), require such issuer or any of its Subsidiaries not to redeem or purchase any securities that rank pari passu with or junior to any APM Qualifying Securities that such issuer has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid (a "Purchase Restriction"), other than the following (none of which shall be restricted or prohibited by a Purchase Restriction):

    (i)    purchases, redemptions or other acquisitions of shares of Common Stock in connection with any employment or compensatory contract, compensation or benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

    (ii)    purchases of shares of Common Stock pursuant to a contractually binding requirement to buy shares of Common Stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

                (d)    limit the obligation of such issuer to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Stock or Qualifying Warrants, either (i) during the first five years of any deferral period or (ii) with respect to deferred Distributions attributable to the first five years of any deferral period (provided that such limitation shall not apply after the ninth anniversary of the commencement of any deferral period), to a number of shares of Common Stock and Rights to acquire Common Stock which does not, in the aggregate, exceed 2% of the outstanding number of shares of such issuer's Common Stock, in each case as of the date of the Parent's most recent publicly available consolidated financial statements at the time of such issuance (the "Common Cap"); and

                (e)    limit the right of such issuer to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, an amount from the issuance of such Qualifying Preferred Stock and then-still outstanding Mandatorily Convertible Preferred Stock pursuant to the related Alternative Payment Mechanism (including, in the case of Qualifying Preferred Stock, at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the initial liquidation or principal amount of the Qualifying Capital Securities that are the subject of the related Alternative Payment Mechanism (the "Preferred Cap");

(f) in the case of Qualifying Capital Securities include a Bankruptcy Claim Limitation Provision; and

                (g)    permit the Corporation or the Parent, at its option, to provide that if the Corporation or the Parent, as the case may be, is involved in a merger, consolidation, amalgamation, statutory share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a "business combination") where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity's voting securities is owned by the equityholders of the other party to the business combination, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the business combination;

provided (and it being understood) that:

                (h)    the Alternative Payment Mechanism may at the discretion of such issuer include a share cap limiting the issuance of APM Qualifying Securities consisting of Common Stock, Qualifying Warrants and Mandatorily Convertible Preferred Stock, in each case to a maximum issuance cap to be set at the discretion of such issuer (a "Share Cap"); provided that such Share Cap will be subject to such issuer's agreement to use Commercially Reasonable Efforts to increase the Share Cap when reached (i) and, only to the extent it can do so, simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in Common Stock or (ii) if such issuer cannot increase the Share Cap as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of such issuer's authorized Common Stock for purposes of satisfying its obligations to pay deferred Distributions;

(i) such issuer shall not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

                (j)    if, due to a Market Disruption Event or otherwise, such issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, such issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Preferred Cap, and the Share Cap (if any), as applicable; and

                (k)    if such issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by such issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Preferred Cap and the Share Cap (if any), as applicable, in proportion to the total amounts that are due on such securities.

                "APM Qualifying Securities" means, with respect to any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision or for any Debt Exchangeable for Preferred Equity):

(a) Common Stock; (b) Qualifying Warrants; (c) Qualifying Preferred Stock; and (d) Mandatorily Convertible Preferred Stock

provided that if the APM Qualifying Securities for any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision include both Common Stock and Qualifying Warrants, such Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or Mandatory Trigger Provision may permit, but need not require, the Corporation or the Parent to issue Qualifying Warrants.

"Applicable Percentage" means 200% with respect to any redemption, purchase or defeasance of Subordinated Debentures prior to the Termination Date.

                "Bankruptcy Claim Limitation Provision" means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such Qualifying Capital Securities to Distributions that accumulate during (a) any deferral period, in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of Qualifying Capital Securities having a Mandatory Trigger Provision, to:

                (a)    in the case of Qualifying Capital Securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such Qualifying Capital Securities then outstanding; and

                (b)    in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the amount of accumulated and unpaid Distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision, provided that the holders of such Qualifying Capital Securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in subclause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock.

"Board of Directors" means the Board of Directors of the Corporation or a duly constituted committee thereof.

                "Business Day" means each day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

                "Commercially Reasonable Efforts" means, for purposes of selling APM Qualifying Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not the Parent, the Corporation or any of their Subsidiaries in public offerings or private placements. The issuer of APM Qualifying Securities shall not be considered to have made Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

"Commission" means the United States Securities and Exchange Commission.
"Common Cap" has the meaning specified in the definition of Alternative Payment Mechanism.
"Common Equity Units" means a security or combination of securities that

    (i)    gives the holders (a) a beneficial interest in a fixed income security of the Corporation or the Parent (including a debt security, a trust preferred security of a subsidiary trust or preferred stock) that has a maturity no greater than six years and (b) a beneficial interest in a stock purchase contract;

(ii) includes a remarketing feature pursuant to which the fixed income security is required to be remarketed to new investors within four years from the date of issuance of the security; and

    (iii)    provides for the proceeds raised in the remarketing to be used to purchase Common Stock pursuant to the stock purchase contract for a determinable number of shares or within a range established at the time of issuance of the Common Equity Units, in each case subject to customary anti-dilution adjustments.

                "Common Stock" means any equity securities of the Corporation or its Parent, as applicable (including equity securities held as treasury shares and equity securities, if any, sold pursuant to a dividend reinvestment plan, any direct stock purchase plan or director or employee benefit plan) that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of the Corporation or its Parent, as applicable, (including any security that tracks the performance of, or relates to the results of, a business, unit or division of the Corporation or its Parent, as applicable), and any securities that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of the Corporation or its Parent, as applicable, and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

"Corporation" has the meaning specified in the introduction to this instrument.

                "Covered Debtholder" means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt, provided that a Person who has sold all its right, title and interest in Covered Debt shall cease to be a Covered Debtholder at the time of such sale if, at such time, the Corporation has not breached or repudiated, or threatened to breach or repudiate, its obligations hereunder.

                "Covered Debt" means (i) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (ii) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

"Debt Exchangeable for Equity" means Common Equity Units or Debt Exchangeable for Preferred Equity.
"Debt Exchangeable for Preferred Equity" means a security or combination of securities (together in this definition, "such securities") that:

                (a)    gives the holder a beneficial interest in (i) subordinated debt securities of the Corporation or the Parent (in this definition, the "issuer"), permitting the issuer to defer Distributions in whole or in part on such securities for one or more Distribution Periods of up to at least seven years without any remedies other than Permitted Remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) (in this definition, "subordinated debt") and (ii) a fractional interest in a stock purchase contract for a share or shares of Qualifying Preferred Stock of the Corporation or the Parent that ranks pari passu with or junior to all other preferred stock of the Corporation or the Parent, as applicable (in this definition, "preferred stock");

                (b)    provides that the holders directly or indirectly grant to the Corporation or the Parent a security interest in such subordinated debt and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders' direct or indirect obligation to purchase preferred stock of the Corporation or the Parent pursuant to such stock purchase contracts;

                (c)    includes a remarketing feature pursuant to which the subordinated debt of the Corporation or the Parent is remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on: (i) the dissolution of the issuer of such securities or (ii) one or more financial tests set forth in the terms of the instrument governing such securities;

                (d)     provides for the proceeds raised in the remarketing of the subordinated debt to be used to purchase preferred stock of the Corporation or the Parent under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the Corporation or the Parent exercising its remedies as a secured party with respect to its subordinated debt or other collateral directly or indirectly pledged by the holders of such securities;

                (e)    is subject to an Explicit Replacement Covenant that will apply to such securities and preferred stock of the Corporation or the Parent, as applicable, and will not include Debt Exchangeable for Equity as a Replacement Capital Security; and

                (f)    if applicable, after the issuance of such preferred stock of the Corporation or the Parent, provides the holders of such securities with a beneficial interest in such preferred stock of the Corporation or the Parent, as applicable.

"Defeasance" has the meaning specified in Section 2.
"Distribution Date" means, as to any security or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

                "Distribution Period" means, as to any security or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

"Distributions" means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Parent.

                "Eligible Debt" means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt. The Subordinated Debentures shall not be considered "Eligible Debt" for purposes of this Replacement Capital Covenant.

                "Eligible Senior Debt" means, at any time in respect of any issuer, each series of the issuer's then outstanding unsecured long-term indebtedness for money borrowed that (i) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer's then outstanding classes of unsecured indebtedness for money borrowed, (ii) is then assigned a rating by at least one NRSRO (provided that this clause (ii) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (i), (iii) and (iv) that is then assigned a rating by at least one NRSRO), (iii) has an outstanding principal amount of not less than $100,000,000, and (iv) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the issuer's long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

                "Eligible Subordinated Debt" means, at any time in respect of any issuer, each series of the issuer's then outstanding unsecured long-term indebtedness for money borrowed that (i) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks senior to the Subordinated Debentures (or any guarantee thereof) and subordinate to the issuer's then outstanding series of unsecured indebtedness for money borrowed that ranks most senior, (ii) is then assigned a rating by at least one NRSRO (provided that this clause (ii) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements of clauses (i), (iii) and (iv) that is then assigned a rating by at least one NRSRO), (iii) has an outstanding principal amount of not less than $100,000,000, and (iv) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the issuer's long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

                "Explicit Replacement Covenant" means, as to any security or combination of securities, that the issuer has made a covenant substantially similar to this Replacement Capital Covenant to the effect that the issuer will redeem, defease or purchase, and any Subsidiaries of the issuer will purchase, such securities only if and to the extent that the applicable percentage of the amount raised thorough the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, defeasance or purchase that are as much or more equity-like than the securities then being redeemed, defeased or purchased, raised within 180 days prior to the applicable redemption, defeasance or purchase date, and that the board of directors of the issuer has determined that such covenant is binding on the issuer for the benefit of one or more series of the long-term indebtedness for money borrowed of the issuer (or an affiliate of the issuer, if the covenant so provides) to the same extent as this Replacement Capital Covenant is binding on the Corporation for the benefit of the Holders of the Initial Covered Debt.

"Form 8-K" means a Current Report on Form 8-K filed with the Commission under the Securities Exchange Act, and any successor report.
"Form 10-K" means an Annual Report on Form 10-K filed with the Commission under the Securities Exchange Act, and any successor report.
"Form 10-Q" means a Quarterly Report on Form 10-Q filed with the Commission under the Securities Exchange Act, and any successor report.
"Guarantee" has the meaning specified in Recital A.
"Guarantor" has the meaning specified in the introduction to this instrument.

                "Holder" means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt.

"Initial Covered Debt" means the 5 7/8% Preferred Trust Securities issued on March 15, 2004 by FPL Group Capital Trust I (CUSIP No. 30257V 207).

                "Intent-Based Replacement Disclosure" means, as to any security or combination of securities issued, directly or indirectly, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such security or combination of securities were initially offered for sale or in filings with the Commission made by the issuer or an affiliate under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem, purchase or defease such securities only with amounts raised from securities that would be considered Replacement Capital Securities, substantially as that term is defined herein but as applied to such securities instead of to the Subordinated Debentures, issued within 180 days prior to the applicable redemption or purchase date.

"Investor Screen" has the meaning specified in Section 3(d).

                "Mandatorily Convertible Preferred Stock" means cumulative preferred stock of the Corporation of the Parent with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Stock of the issuer within three years from the date of its issuance for a determinable number of shares or within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

                "Mandatory Trigger Provision" means, as to any security or combination of securities, provisions in the terms thereof or in the related transaction agreements that (A) require, or at its option in the case of perpetual Non-Cumulative Preferred Stock permit, the issuer of such security or combination of securities to make payment of Distributions on such securities only in connection with the issuance and sale of APM Qualifying Securities, within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale at least equal the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case requires the application of the net proceeds of such sale to pay such unpaid Distributions; provided that (i) such Mandatory Trigger Provision shall limit the issuance and sale of Common Stock and Qualifying Warrants the proceeds of which may be applied to pay such Distributions pursuant to such provision to the Common Cap, unless the Mandatory Trigger Provision requires such issuance and sale within one year of such failure, and (ii) the amount of Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap, (B) in the case of securities other than perpetual Non-Cumulative Preferred Stock, prohibit the issuer from purchasing any APM Qualifying Securities, or any securities that rank pari passu with or junior to APM Qualifying Securities, prior to the date six months after the issuer applies the net proceeds of the sales described in clause (A) to pay such unpaid Distributions in full, (C) in the case of securities other than perpetual Non-Cumulative Preferred Stock, include a Bankruptcy Claim Limitation and (D) if deferral of Distributions continues for more than one year (or such shorter period as may be provided for in the terms of such securities), prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred Distributions during the relevant deferral period until at least one year after all deferred Distributions have been paid. For purposes of this definition of Mandatory Trigger Provision, (a) the issuer will not be obligated to issue (or use Commercially Reasonable Efforts to issue) any such APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing; (b) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Preferred Cap and the Share Cap (if any), as applicable; and (c) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Preferred Cap and the Share Cap (if any), as applicable, in proportion to the total amounts that are due on such securities. No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer's failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer's exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

"Market Disruption Event" means the occurrence or existence of any of the following events or sets of circumstances:

    (i)    trading in securities generally, or in the securities of the issuer (or any affiliate of the issuer that may issue securities in settlement of an Alternative Payment Mechanism) specifically, on The New York Stock Exchange or any other national securities exchange or over-the-counter market on which such securities are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, such securities;

    (ii)    the issuer (or an affiliate as specified in clause (i)) would be required to obtain the consent or approval of its shareholders (or the shareholders of an affiliate as specified in clause (i)) or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue APM Qualifying Securities and the issuer (or an affiliate as specified in clause (i)) fails to obtain that consent or approval notwithstanding the commercially reasonable efforts of the issuer (or such affiliate) to obtain that consent or approval or a regulatory authority instructs the issuer (or an affiliate as specified in clause (i)) not to sell or offer for sale such securities;

    (iii)    a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, APM Qualifying Securities;

    (iv)    a disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, APM Qualifying Securities;

    (v)    the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, APM Qualifying Securities;

    (vi)    there shall have occurred such an adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, APM Qualifying Securities;

    (vii)    an event occurs and is continuing as a result of which the offering document for the offer and sale of the APM Qualifying Securities would, in the reasonable judgment of the issuer (or an affiliate as specified in clause (i)), contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (A) the disclosure of that event at such time, in the reasonable judgment of the issuer (or an affiliate as specified in clause (i)), would have a material adverse effect on the business of the issuer (or an affiliate as specified in clause (i)) or (B) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the issuer or any affiliate to consummate that transaction, provided that no single suspension period contemplated by this paragraph (vii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (vii) shall not exceed an aggregate of 180 days in any 360-day period; or

    (viii)    the issuer (or an affiliate as specified in clause (i)) reasonably believes, for reasons other than those referred to in paragraph (vii) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission and the issuer (or an affiliate as specified in clause (i)) is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (viii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (viii) shall not exceed an aggregate of 180 days in any 360-day period.

                "Market Value" means, on any date the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted; if the Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the Market Value will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Corporation or the Parent for this purpose.

                "Measurement Period" with respect to any redemption, purchase or defeasance of Subordinated Debentures, means the period (i) beginning on the date that is 180 days prior to the date of delivery of notice of such redemption (such date of delivery, the "notice date") or the date of such purchase or defeasance and (ii) ending on such notice date or the date of such purchase or defeasance. Measurement Periods cannot run concurrently.

                "Most Junior Subordinated Debt" means debt securities of the Corporation or the Parent, as applicable, that rank upon the issuer's liquidation, dissolution or winding-up junior to all of the issuer's other long-term indebtedness for money borrowed (other than the issuer's long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities) and pari passu with the claims of the issuer's trade creditors. As of the date hereof, the term "Most Junior Subordinated Debt" shall include the Subordinated Debentures and the Guarantee, as applicable, with respect to the Corporation or the Guarantor.

                "Non-Cumulative" means, with respect to any securities, that the issuer thereof may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include an Alternative Payment Mechanism shall also be deemed to be Non-Cumulative for all purposes of this Replacement Capital Covenant except in the definition of "Non-Cumulative Preferred Stock."

                "Non-Cumulative Preferred Stock" means preferred or preference stock having Distributions which may be skipped by the issuer thereof for any number of Distribution Periods without any remedy arising under the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of such issuer's failure to pay Distributions, other than Permitted Remedies.

"NRSRO" means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act.

                "Officer's Certificates" means, collectively, (i) the Officer's Certificate, dated September 17, 2007, with respect to the Series D Subordinated Debentures and (ii) the Officer's Certificate dated September 18, 2007, with respect to the Series E Subordinated Debentures, in each case in accordance with the Subordinated Indenture.

                "Optional Deferral Provision" means, as to any security or combination of securities, a provision in the terms thereof or of the related transaction agreements, to the effect that the issuer thereof may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies as a result of such issuer's failure to pay Distributions.

"Parent" shall mean (i) the Guarantor, (ii) any successor guarantor of the Subordinated Debentures or (iii) any direct or indirect parent company of the Guarantor or such successor guarantor.

                "Permitted Remedies" means, as to any security or combination of securities, any one or more of (i) rights in favor of the holders thereof permitting such holders to elect one or more directors of the issuer or its direct or indirect parent company (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), (ii) complete or partial prohibitions on the issuer paying Distributions on or repurchasing Common Stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including deferred Distributions, have not been paid in full or to such lesser extent as may be specified in the terms of such securities, and (iii) provisions obliging the issuer to cause such unpaid Distributions to be paid in full pursuant to an Alternative Payment Mechanism.

                "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

"Preferred Cap" has the meaning specified in the definition of Alternative Payment Mechanism.
"Purchase Restriction" has the meaning specified in the definition of Alternative Payment Mechanism.

                "Qualifying Capital Securities" means securities (other than Common Stock, Rights to acquire Common Stock, Mandatorily Convertible Preferred Stock and Debt Exchangeable for Equity) that rank pari passu with or junior to the Most Junior Subordinated Debt of the issuer upon its liquidation, dissolution or winding up and, in the determination of the Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

(a) in connection with any redemption, defeasance or purchase of Subordinated Debentures on or prior to the Stepdown Date

    (i)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 60 years and (B) either (x) are subject to an Explicit Replacement Covenant and are Non-Cumulative or (y) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure; or

    (ii)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 40 years, (B) are subject to an Explicit Replacement Covenant, (C) have an Optional Deferral Provision and (D) have a Mandatory Trigger Provision; or

    (iii)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 60 years, (B) are subject to an Explicit Replacement Covenant and (C) have an Optional Deferral Provision;

    (iv)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 60 years and (B) are subject to Intent-Based Replacement Disclosure and (C) are Non-Cumulative;

    (v)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 60 years, (B) have an Optional Deferral Provision and (C) have a Mandatory Trigger Provision;

    (vi)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 40 years, (B) are subject to an Explicit Replacement Covenant and (C) are Non-Cumulative;

    (vii)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) either (x) have no maturity or a maturity of at least 40 years and are subject to Intent-Based Replacement Disclosure or (y) have no maturity or a maturity of at least 25 years and are subject to an Explicit Replacement Covenant, (B) have an Optional Deferral Provision and (C) have a Mandatory Trigger Provision; or

    (viii)    any other preferred stock issued by the Corporation or the Parent that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (B) has no maturity or a maturity of at least 60 years and (C) is subject to an Explicit Replacement Covenant; or

(b) in connection with any redemption, defeasance or purchase of the Subordinated Debentures after the Stepdown Date:
(i) all securities described under clause (a) of this definition;

    (ii)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 60 years, (B) are subject to Intent-Based Replacement Disclosure and (C) have an Optional Deferral Provision;

    (iii)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 40 years, (B) are subject to an Explicit Replacement Covenant and (C) have an Optional Deferral Provision;

    (iv)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) either (x) have no maturity or a maturity of at least 40 years and are subject to Intent-Based Replacement Disclosure or (y) have no maturity or a maturity of at least 25 years and are subject to an Explicit Replacement Covenant and (B) are Non-Cumulative;

    (v)    securities issued by the Corporation, the Parent or their Subsidiaries that (A) have no maturity or a maturity of at least 25 years, (B) are subject to Intent-Based Replacement Disclosure, (C) have an Optional Deferral Provision and (D) have a Mandatory Trigger Provision; or

    (vi)    any other preferred stock issued by the Corporation or the Parent that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise and (B) either (x) has no maturity or a maturity of at least 60 years and is subject to Intent-Based Replacement Disclosure or (y) has no maturity or a maturity of at least 40 years and is subject to an Explicit Replacement Covenant.

                "Qualifying Preferred Stock" means preferred or preference stock of the Parent or the Corporation that (i) ranks pari passu with or junior to other preferred stock of the issuer, (ii) is perpetual with no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (iii) either (A) is Non-Cumulative Preferred Stock and has Intent-Based Replacement Disclosure, or (B) is cumulative preferred stock and has an Explicit Replacement Covenant.

                "Qualifying Warrants" means net share settled warrants to purchase Common Stock that have an exercise price greater than the current Market Value of the issuer's Common Stock as of their date of issuance, that does not entitle the issuer to redeem for cash and the holders of such warrants are not entitled to require the issuer to repurchase for cash in any circumstance.

                "Redesignation Date" means, as to the then effective Covered Debt, the earliest of (i) the date that is two years prior to the final maturity date of such Covered Debt, (ii) if the issuer elects to redeem or defease, or the Parent, the Corporation or a majority-owned Subsidiary of the Parent elects to purchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption, defeasance or purchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption, defeasance or purchase date and (iii) if the then outstanding Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

"Replacement Capital Covenant" has the meaning specified in the introduction to this instrument.

                "Replacement Capital Securities" means securities that meet one or more of the following criteria in the determination of the Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant:

(i) Common Stock, (ii) Rights to acquire Common Stock; (iii) Debt Exchangeable for Equity; (iv) Mandatorily Convertible Preferred Stock; and (v) Qualifying Capital Securities.

                "Rights to acquire Common Stock" includes any right to acquire Common Stock, including any right to acquire Common Stock pursuant to a stock purchase plan or employee benefit plan. Rights to acquire Common Stock shall include Qualifying Warrants.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Series D Subordinated Debentures" has the meaning specified in Recital A.
"Series E Subordinated Debentures" has the meaning specified in Recital A.
"Share Cap" has the meaning specified in the definition of Alternative Payment Mechanism.
"Stepdown Date" means September 1, 2017.
"Subordinated Debentures" has the meaning specified in Recital A.
"Subordinated Indenture" has the meaning specified in Recital A.

                "Subsidiary" means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

"Termination Date" has the meaning specified in Section 4(a).